UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2017 (November 6, 2017)

CANNABIS SATIVA, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53571

(Commission File No.)

1646 W. Pioneer Blvd.

Suite 120

Mesquite, Nevada  89027

(Address of principal executive offices and Zip Code)

(702) 346-3906

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

Cannabis Sativa, Inc., a Nevada corporation (“CBDS”) and our subsidiary corporation, Prestocorp., a Delaware corporation (“PrestoDoctor”) entered into Sponsor and Advertisement Agreement with Trans-High Corporation, a New York corporation (“Trans-High”) and its consolidated subsidiary corporations on September 29, 2017, which agreement was amended and restated in its entirety on November 6, 2017 (the “Agreement”).  In the Agreement, Trans-High  granted to PrestoDoctor a two year right of first refusal to serve as the exclusive medical cannabis recommendation provider at each Cannabis Cup event sponsored by Trans-High  during such term.  The Agreement also calls for additional advertising benefits to PrestoDoctor and our other subsidiaries.  As consideration for the promises contained in the Agreement Presto has agreed to certain revenue sharing provisions and has agreed to issue to Trans-High 1,000 shares of PrestoDoctor Series A Preferred Stock having an aggregate liquidation value of $1,000,000 and convertible following May 6, 2018  into 332,447 shares of CBDS common stock in the aggregate.

ITEM 9.01EXHIBITS.

Exhibit	Document Description

10.1	Amended and Restated Sponsorship and Advertisement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of January 2018.

CANNABIS SATIVA, INC.

BY:	__________________________________
Mike Gravel
President